UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2025
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Live Ventures Incorporated
(Exact name of Registrant as Specified in Its Charter)
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Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (702) 997-5968
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into an Amendment of a Material Definitive Agreement.
This Current Report on Form 8-K (this “Report”) relates to the Current Report on Form 8-K previously filed by Live Ventures Incorporated (“LIVE” or “Parent”) with the SEC on January 24, 2023 (the “FL Acquisition Report”), which relates to the acquisition (the “FL Acquisition”) by Flooring Affiliated Holdings, LLC (“Buyer”), a wholly-owned subsidiary of LIVE, of Flooring Liquidators, Inc. (“Flooring Liquidators”), Elite Builder Services, Inc. (“Elite”), 7 Day Stone, Inc., Floorable, LLC, K2L Leasing, LLC, and SJ & K Equipment, Inc. (collectively, the “Acquired Companies”), and is hereby incorporated by reference into this Report. Live is filing this Report in order to disclose certain amendments made to the Purchase Agreement and other transaction documents described in the FL Acquisition Report. While this Report does not amend the FL Acquisition Report in any way, this Report supplements, and should be read in conjunction with, the FL Acquisition Report.
On February 25, 2025, Parent entered into a binding Memorandum of Understanding (the “MOU”) with Flooring Liquidators, Buyer, Stephen J. Kellogg (“Kellogg”), the Stephen J. Kellogg Revocable Trust dated April 17, 2015 (the “SJK Trust”), the Kaitlyn Kellogg 2022 Irrevocable Trust (the “KK Trust”), the Augustus Kellogg 2022 Irrevocable Trust (the “AK Trust”) and the Kellogg 2022 Family Irrevocable Nevada Trust (the “Kellogg NING” and, together with the SJK Trust, the KK Trust and the AK Trust, the “Kellogg Trusts”.
Pursuant to the MOU, the aggregate outstanding principal amount of the Note referred to in the FL Acquisition Report was reduced from $34 million to $15 million, which reduction was treated as a purchase price adjustment. However, if an Event of Default occurs under the Note, or Parent defaults in making any payment it is required to make pursuant to Section 14 of the Note (subject to a cure period), then the SJK Trust may revoke this principal reduction, in which case the aggregate outstanding principal balance of the Note will increase by $19 million, with interest accruing on the increased amount from January 1, 2025.
Pursuant to the MOU, the Employment Agreement with Kellogg referred to in the FL Acquisition Report was amended, among other things, as follows:
•Kellogg’s title was revised to be Founder and Vice President, his employment was made part-time at a salary of $300,000/year, and he resigned from each other office and as director or manager of Flooring Liquidators and each other subsidiary of Buyer;
•instead of a potential annual performance bonus, Kellogg may earn a $5 million performance bonus if Buyer achieves an adjusted EBITDA of at least $10 million (subject to adjustment in the case of the sale of Elite) in any three of its fiscal years between its fiscal year 2025 and its fiscal year 2030, subject to Kellogg’s continued employment with Flooring Liquidators;
•the term of the agreement will terminate on February 25, 2028, subject to extension by Kellogg for a period of up to two years if the Note has not been paid in full; and
•Flooring Liquidators may terminate Kellogg’s employment only for Cause.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

	By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer

Dated: March 3, 2025
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